Exhibit 99.2
The following unaudited pro forma combined financial information and explanatory notes give effect to the acquisition of the interests of Shelby Resources, LLC (“Shelby”), and the approximately 14 working interest owners’ by Teton Energy Corporation (“Teton”) as if the assets had been acquired as of December 31, 2007 (with respect to the pro forma balance sheet information) and as of January 1, 2007 (with respect to pro forma statement of operations information). The unaudited pro forma combined financial information reflects the impact of the acquisition on Teton’s historical financial position and results of operations under the purchase method of accounting with Teton treated as the acquirer. Under this method of accounting, the assets and assumed liabilities of Shelby and the approximately 14 working interest owners are recorded by Teton at their estimated fair values as of the respective dates the acquisition was deemed to have occurred.
The unaudited pro forma combined balance sheet as of December 31, 2007 assumes the acquisition was completed on that date. The unaudited pro forma combined statement of operations gives effect to the acquisition as if it had been completed on January 1, 2007. The acquisition agreement was executed on April 2, 2008, and provided for Teton to pay approximately $53.4 million. In addition, warrants to acquire 625,000 shares of Teton’s common stock, exercisable at a $6.00 strike price for a period of two years thereafter were also issued to the Sellers as consideration in the transaction.
The purchase price was funded with $40.1 million of cash and borrowing capacity available under Teton’s revolving credit facility with JPMorgan and $13.3 million of Teton common stock, equivalent to 2,746,128 common shares based on the weighted average closing price of Teton’s stock for the 25 days immediately preceding the closing on April 2, 2008. Effective April 2, 2008, Teton amended its bank credit facility with JPMorgan, increasing the total facility from $50 million to $150 million. The available borrowing base under Teton’s bank credit facility was increased from $10 million to $50 million as a result of the combination of the added reserves from this transaction, ongoing drilling programs and new hedging positions.
The unaudited pro forma combined financial information has been derived from and should be read together with the historical consolidated financial statements of Teton, which previously have been filed with the SEC, and the historical financial statements of Shelby, which are included herein.
The unaudited pro forma combined condensed financial information is for illustrative purposes only. The financial results may have been different had Teton, Shelby and the 14 working interest owners always been combined. You should not rely on the unaudited pro forma combined condensed financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that Teton will achieve after the acquisition.
In addition, the purchase price allocation is preliminary and will be finalized following completion of the final settlement with Shelby and the 14 working interest owners. The final purchase price will be based on the actual fair value of assets received and liabilities assumed. We continue to evaluate all of these items and, accordingly, the final purchase price may differ in certain respects from that presented in the unaudited pro forma combined condensed balance sheet.

TETON ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2007
(in thousands except for share and per share data)

	Teton Energy	Shelby	Pro Forma		Pro Forma
	Corporation	Resources, LLC	Adjustments		As Adjusted
Assets
Current assets:
Cash and cash equivalents	$24,616	$—	$39,813	(4)	$24,616
			(39,813)	(5)
Accounts receivable	2,686	1,440	(1,440)	(1)	2,686
Notes receivable from member	—	410	(410)	(1)	—
Tubular inventory	149	—	—		149
Prepaid expenses and other assets	131	—	—		131
Deferred debt issuance costs – net	1,419	—	—		1,419
Deposits with brokers net of unrealized hedging losses	—	183	(183)	(1)	—

Total current assets	29,001	2,033	(2,033)		29,001

Oil and gas properties:
Proved	35,708	13,876	(13,876)	(1)	77,766
			41,865	(2)
			193	(3)
Unproved	13,411	3,488	(3,488)	(1)	24,782
			11,371	(2)
Wells and facilities in progress	3,230	—	—		3,230
Land	153	—	—		153
Fixed assets	332	158	(158)	(1)	332

Total property and equipment	52,834	17,522	35,907		106,263
Less accumulated depreciation and depletion	(3,695)	(3,144)	3,144	(1)	(3,695)

Net property and equipment	49,139	14,378	39,051		102,568

Other assets:
Deferred debt issuance costs – net	159	—	—		159
Other	—	7	(7)	(1)	—

	159	7	(7)		159

Total assets	$78,299	$16,418	$37,011		$131,728

TETON ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2007
(in thousands except share and per share data)

	Teton Energy	Shelby	Pro Forma		Pro Forma
	Corporation	Resources LLC	Adjustments		As Adjusted
Liabilities and Stockholders’ Equity

Current liabilities:
Cash overdraft	$—	$186	$(186)	(1)	$—
Accounts payable	400	561	(561)	(1)	400
Accrued liabilities	7,833	237	(237)	(1)	7,833
Accrued payroll	902	15	(15)	(1)	902

8% senior subordinated convertible notes, net of discount of $7,370	1,630		—		1,630
Notes payable to banks	—	5,508	(5,508)	(1)	—
Notes payable to members	—	1,000	(1,000)	(1)	—
Fair value of oil and gas derivative contracts	455	—	—		455
Derivative contract liabilities	9,522	—	—		9,522

Total current liabilities	20,742	7,507	(7,507)		20,742

Long-term liabilities:
Long-term debt — senior secured bank debt	8,000	—	39,813	(6)	47,813
Asset retirement obligations	529	55	(55)	(1)	722
			193	(3)

Total long-term liabilities	8,529	55	39,951		48,535

Total liabilities	29,271	7,562	32,444		69,277

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; 25,000,000 shares authorized; none outstanding	—	—	—		—
Common stock, $.001 par value; 250,000,000 shares authorized; 17,652,889 shares issued and outstanding as of December 31, 2007	18	—	3	(7)	21
Additional paid-in capital	76,857	—	12,986	(7)	90,277
			434	(8)
Accumulated deficit	(27,847)	—	—		(27,847)
Members’ capital	—	8,856	(8,856)	(1)	—

Total stockholders’ equity	49,028	8,856	4,567		62,451

Total liabilities and stockholders’ equity	$78,299	$16,418	$37,011		$131,728

TETON ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2007
(in thousands except for per share data)

	Teton Energy	Shelby	Pro Forma		Pro Forma
	Corporation	Resources,	Adjustments		As Adjusted
		LLC
Operating revenues:
Oil and gas sales	$6,253	$7,997	$3,050	(13)	$17,300
Gain on sale of oil and gas properties	17,441	—	137	(12)	17,630
			52	(13)
Operator fees and field service income	—	199	(176)	(9)	23
Management fee income	—	240	(240)	(10)	—

Total operating revenues	23,694	8,436	2,823		34,953

Operating expenses:
Lease operating expense	705	2,268	(176)	(9)	3,566
			(4)	(11)
			330	(13)
			443	(13)
Transportation expense	652	—	—		652
Production taxes	412	672	227	(13)	1,311
Exploration expense	1,847	—	290	(12)	3,956
			1,237	(12)
			110	(13)
			472	(13)

General and administrative	8,981	1,341			10,322
Depreciation, depletion and accretion	3,832	1,147	(1,147)	(11)	7,153
			3,310	(14)
			11	(15)

Total operating expenses	16,429	5,428	5,103		26,960

Operating income (loss)	7,265	3,008	(2,280)		7,993

Other income (expense):
Realized gain on oil and gas derivative contracts	1,181	—	—		1,181
Unrealized (loss) gain on oil and gas derivative contracts	(857)	—	—		(857)
Loss on derivative contract liabilities	(2,624)	—	—		(2,624)
Interest income	425	36	(36)	(11)	425
Interest expense	(3,013)	(437)	437	(11)	(5,203)
			(2,190)	(16)

Total other income (expense)	(4,888)	(401)	(1,789)		(7,078)

Net income	$2,377	$2,607	$(4,069)	(17)	$915

Income (loss) per common share:
Basic	$0.14				$0.05

Fully diluted	$0.13				$0.04

Weighted-average common shares outstanding:
Basic	16,545		2,746	(18)	19,291

Fully diluted	18,061		2,746	(18)	20,807

			—	(19)

Notes to Unaudited Pro Forma Combined Condensed Financial Data (in thousands except for share and per share data)
The unaudited Teton Pro Forma Combined financial data have been prepared to give effect to Teton’s acquisition of the Shelby and 14 other working interest owners operations in the Central Kansas Uplift of Kansas on April 2, 2008. Information under the heading “Pro Forma Adjustments” gives effect to the adjustments related to the acquisition of the Shelby and 14 working interest owners Central Kansas Uplift operations. The unaudited pro forma combined condensed statements are not necessarily indicative of Teton’s future results of operations.
The unaudited pro forma combined financial information has been derived from, and should be read together with, the historical consolidated financial statements of Teton and the financial statements of Shelby. The following is a list of adjustments to the historical consolidated financial statements of Teton and the financial statements of Shelby to derive the unaudited pro forma combined condensed balance sheet and statement of operations.
Unaudited Pro Forma Combined Condensed Balance Sheet Adjustments

(1)	To eliminate the historical balance sheet of Shelby.

(2)	To reflect the allocation of the purchase price of $53,236 based on the fair value of assets acquired, including proved and unproved oil and gas properties. These adjustments also adjust depreciation and depletion expense using the units-of-production method under the successful efforts method of accounting to give effect to the acquisition of the Shelby and 14 working interest owners’ Central Kansas Uplift operations and their step-up in value.

(3)	To reflect other long-term assets and liabilities that we assumed as a result of the acquisition reflected at their estimated fair values, including asset retirement obligations of $193.

(4)	To reflect cash received from the issuance of the debt obtained to acquire the Central Kansas Uplift oil and gas properties.

(5)	To reflect the reduction to cash used to acquire the Central Kansas Uplift oil and gas properties.

(6)	To reflect the debt obtained to acquire the Central Kansas Uplift oil and gas properties, and represents only the portion of the additional financing that was necessary to complete the acquisition.

(7)	To reflect the estimated fair value of the shares of Teton’s common stock at a par value of $.001 per share issued to acquire the Central Kansas Uplift oil and gas properties, equal to the product of the 2,746,128 shares and the weighted average closing price for the period from March 31, 2008 through April 2, 2008, the date the acquisition was consummated, of $4.73. Determination of the weighted average closing price period was in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, and Emerging Issues Task Force Abstracts, Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.

(8)	To reflect the estimated fair value of warrants to acquire 625,000 shares of Teton’s common stock issued to certain sellers of their working interests in the Central Kansas Uplift oil and gas properties based on the Black-Scholes model.

Unaudited Pro Forma Combined Condensed Statement of Operations Adjustments

(9)	To eliminate a portion of Shelby’s operator fees and field service income to the extent that it pertains to the interest of the 14 working interest owners that were acquired by Teton. The corresponding reduction was to the 14 working interest owners’ lease operating expense.

(10)	To eliminate Shelby’s management fee income for a revenue source that was not conveyed to Teton.

Notes to Unaudited Pro Forma Combined Condensed Financial Data (in thousands except for share and per share data) — Continued
Unaudited Pro Forma Combined Condensed Statement of Operations Adjustments — Continued

(11)	To eliminate Shelby’s accretion of asset retirement obligation, that was reflected as lease operating expense in their statement of operations, depreciation and depletion, interest income and interest expense.

(12)	To convert Shelby’s accounting for its oil and gas properties (the full cost method) to Teton’s accounting for its oil and gas properties (the successful efforts method). The adjustments include reflecting gain from the sale of certain oil and gas properties of $137, reflecting geological and geophysical expenses of $290 as exploration expense, and reflecting exploratory dry holes of $1,237 as exploration expense.

(13)	To reflect oil and gas sales of $3,050, gain on sale of oil and gas properties of $52, lease operating expenses of $330, workover expenses of $443, production (including ad valorem) taxes of $227, geological and geophysical expenses of $110 and exploratory dry holes of $472 of the additional 14 working interest owners of the Central Kansas Uplift operations.

(14)	To reflect depreciation and depletion expense to give effect to the acquisition of the working interests of Shelby and the 14 working interest owners and their step-up in value using the units-of-production method under the successful efforts method of accounting.

(15)	To reflect additional accretion of the asset retirement obligations assumed by Teton.

(16)	To reflect interest expense at 5.50% per annum on debt obtained to acquire the Central Kansas Uplift oil and gas properties. Effective April 2, 2008, Teton amended its bank credit facility with JPMorgan, increasing the total facility from $50 million to $150 million. The available borrowing base under Teton’s bank credit facility was increased from $10 million to $50 million as a result of the combination of the added reserves from this transaction, ongoing drilling programs, and new hedging positions. The impact to annual interest expense resulting from a 1/8% change to the interest rate charged by JPMorgan would be approximately $50.

(17)	The impact to Teton’s consolidated statement of operations for the year ended December 31, 2007 that resulted from the combination of Shelby’s results of operations and the pro forma adjustments was a reduction of $1,462 to Teton’s net income of $2,377. The reduction to Teton’s net income would result in a corresponding increase to Teton’s net operating losses for tax purposes. At December 31, 2007, Teton had established a valuation allowance equal to its entire net deferred tax assets, the primary component of which was net operating losses, because management believed that it was more likely than not that the losses would not be utilized. Therefore, the reduction to Teton’s net income would increase net deferred tax assets and the valuation allowance and, consequently, would have no impact on their results of operations.

(18)	To reflect 2,746,128 shares of Teton’s common stock issued to Shelby and nine of the 14 working interest owners in connection with the sale of their working interests in the Central Kansas Uplift to Teton. The shares increase both basic and fully diluted shares outstanding.

(19)	For the warrants to acquire 625,000 shares of Teton’s common stock, issued to Shelby and nine of the 14 working interest owners in connection with the sale of their working interests in the Central Kansas Uplift to Teton, the strike price of $6.00 per share exceeded the weighted average closing price of Teton’s common stock during the year ended December 31, 2007. Consequently, the warrants are not common stock equivalents, and are excluded from fully diluted shares outstanding.

Unaudited Supplemental Pro Forma Combined Oil and Gas Reserve and Standardized Measure Information

     The following unaudited supplemental pro forma oil and gas reserve tables present how the combined oil and gas reserve and standardized measure information of Teton, Shelby and the 14 working interest owners operations may have appeared had the businesses actually been acquired on January 1, 2007. The Unaudited Supplemental Pro Forma Combined Oil and Gas Reserve and Standardized Measure Information is for illustrative purposes only.
     You should refer to footnote 12 in Notes to the Consolidated Financial Statements included in Part II, Item 8 of Teton’s Annual Report on Form 10-K, which was filed with the SEC on March 31, 2008, and footnote 9 in Shelby’s Notes to Financial Statements in Item 9.01(a) of this Current Report on Form 8-K, for additional information presented in accordance with the requirements of Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities.
ESTIMATED PRO FORMA COMBINED QUANTITIES OF PROVED RESERVES — UNAUDITED

	Teton Energy	Shelby	14 Working	Teton Pro
	Corporation	Resources,	Interest	Forma
		LLC	Owners	Combined
Oil (MBbl):
January 1, 2007	—	1,184	477	1,661
Revisions of estimates	40	(58)	(23)	(41)
Extensions and discoveries	43	274	110	427
Purchases of reserves in-place	87	—	—	87
Sales of reserves in-place	(24)	(32)	(13)	(69)
Production	(17)	(118)	(48)	(183)

December 31, 2007	129	1,250	503	1,882

Gas (MMcf):
January 1, 2007	7,093	2,698	1,088	10,879
Revisions of estimates	4,018	(1,894)	(764)	1,360
Extensions and discoveries	14,505	—	—	14,505
Purchases of reserves in-place	574	—	—	574
Sales of reserves in-place	(11,754)	—	—	(11,754)
Production	(1,128)	(58)	(23)	(1,209)

December 31, 2007	13,308	746	301	14,355

ESTIMATED PRO FORMA COMBINED QUANTITIES OF PROVED DEVELOPED RESERVES — UNAUDITED

	Teton Energy	Shelby	14 Working	Teton Pro
	Corporation	Resources,	Interest	Forma
		LLC	Owners	Combined
December 31, 2007:
Oil (MBbl)	112	1,141	460	1,713

Gas (MMcf)	7,930	746	301	8,977

ESTIMATED PRO FORM COMBINED STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET
CASH FLOWS — UNAUDITED

		Shelby	14 Working	Teton Pro
	Teton Energy	Resources,	Interest	Forma
	Corporation	LLC	Owners	Combined
Future cash inflows	$88,297	$118,580	$47,814	$254,691
Future productions costs	(22,782)	(26,308)	(10,608)	(59,698)
Future development costs	(13,708)	(1,715)	(692)	(16,115)
Future income taxes	—	—	—	—

Future net cash flows	51,807	90,557	36,514	178,878
10% annual discount	(23,815)	(40,127)	(16,180)	(80,122)

Standardized measure of discounted future net cash flows	$27,992	$50,430	$20,334	$98,756

Standardized measure, January 1, 2007	$8,705	$32,645	$13,163	$54,513

Net changes in prices and productions costs	2,172	27,281	11,000	40,453
Sales of oil and gas produced, net of production costs	(4,484)	(5,057)	(2,039)	(11,580)
Development costs incurred during the year	2,519	—	—	2,519
Change in estimated future development costs	400	—	—	400
Revisions of previous quantity estimates	8,433	(13,729)	(5,536)	(10,832)
Extensions and discoveries	31,190	11,960	4,823	47,973
Accretion of discount	871	3,264	1,316	5,451
Purchases of reserves in-place	5,272	—	—	5,272
Sales of reserves in-place	(24,465)	(1,046)	(422)	(25,933)
Changes in income taxes	—	—	—	—
Changes in timing and other	(2,621)	(4,888)	(1,971)	(9,480)

Aggregate change	19,287	17,785	7,171	44,243

Standardized measure, December 31, 2007	$27,992	$50,430	$20,334	$98,756